Exhibit 10.18

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of March     , 2004 (the “Agreement”), is entered into between Installed Building Products, LLC, a Delaware limited liability company (the “Company”), and Jeffrey W. Edwards (the “Consultant”).

A. The Consultant has indirectly owned membership interests of the Company and has served as an officer and director of the Company since its inception. During the period of his affiliation with the Company, the Consultant has obtained valuable knowledge and experience pertaining to the Company’s and the Company’s affiliates’ business of manufacturing, selling, distributing and installing building and related products (the “Business”).

B. As part of a contemplated reorganization of the Company, each of the Consultant and the Company desire to enter into an agreement to provide for the continuation of the Consultant’s services to the Business as it will be operated by the Company.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Consulting Period. The Company hereby agrees to retain the Consultant, and the Consultant hereby agrees to serve the Company and its subsidiaries, as a consultant to render the Consulting Services (as defined in Section 2 below), for a period of five (5) years commencing on the date of this Agreement (the “Consulting Period”). The Consulting Period thereafter will automatically renew for successive three (3) year periods, unless either party hereto provides the other party with written notice of its intent to terminate this Agreement at least sixty (60) days prior to the expiration of the then current Consulting Period.

2. Consulting Services. During the Consulting Period, the Consultant will serve the Company and its subsidiaries as a consultant and non-employee officer in the capacity of Chief Executive Officer. The Consultant agrees to perform such reasonable and appropriate consulting services for the Company as may be requested from time to time by the Company, including, but not limited to, (i) assisting the Company in maximizing sales of its products and services, (ii) assisting the Company in expanding markets for its products and services, and (iii) assisting the Company with developing or acquiring new products related to the Business (collectively, the “Consulting Services”). While performing the Consulting Services, the Consultant agrees to devote such time, attention, skill and energy as the Company and Consultant shall mutually agree, not to be materially greater or lesser than such time, attention, skill and energy as the Consultant has devoted to the Company in the past. The Company recognizes that the amount of time required for the performance of the Consulting Services will vary from time to time and that Consultant has involvement with other businesses, personal investments and community affairs, and Consultant will not be required to devote his entire business time to providing the Consulting Services, provided, however, that Consultant shall devote such time as is necessary to provide the Consulting Services. Consultant agrees that during the Consulting Period, he will use his best efforts to promote the success of the Business and will cooperate fully with the Company in the advancement of the best interests of the Company.

3. Compensation.

(a) Salary. The cost of Consultant’s services (including benefits) to the Company has previously been and will continue to be paid through management agreements involving the Company and its affiliates, and Consultant will not receive additional compensation or benefits from the Company for the Consulting Services to be rendered hereunder.

(b) Expenses. During the Consulting Period, the Consultant will be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in the performance of the Consulting Services in the same manner and to the same extent as in the past. The Consultant will furnish appropriate documentation required by the Company in connection with all such expenses.

4. Nondisclosure. Consultant acknowledges that he will receive and have access to certain data, reports, standards, specifications, financial information, customer information and other confidential, technical or proprietary information of the Company (the “Confidential Information”). Consultant will perform the Consulting Services in a manner reasonably designed to protect the Confidential Information from improper use or disclosure. Except in conjunction with its performance of the Consulting Services, Consultant will not disclose any Confidential Information to any Person unless (i) such information is in the public domain (other than as a result of disclosure by Consultant in violation of this paragraph 4), (ii) such disclosure is required by law, by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by rule or regulation, or (iii) such disclosure is made to directors, officers, representatives, agents and employees of the Company or its affiliates in the course of performing the Consulting Services. Consultant acknowledges and agrees that any disclosure by Consultant in violation of this paragraph will cause irreparable harm to the Company for which money damages alone would be insufficient, and Consultant agrees that in the event of any such violation the Company will be entitled to seek injunctive relief. The remedy described herein will not be the exclusive remedy for any such violation but will be in addition to all other remedies available to the Company at law or in equity. The provisions contained in this paragraph will survive the termination of this Agreement.

5. Consultant Not an Employee. It is expressly understood and agreed that the Consultant is not an employee, but shall be an officer, of the Company. Consultant shall be an officer and agent of the Company and shall be authorized and empowered to conduct business under the name of or for the account of the Company, and to make any promise, warranty or representation on the Company’s behalf in the same manner and to the same extent as in the past, subject to the Operating Agreement of IBP Holdings, LLC (as amended from time to time), Company’s Amended and Restated Operating Agreement (as amended from time to time) and the direction of the board of directors of IBP Holdings, LLC and, if applicable, the Company.

6. Successors. This Agreement will not be assignable by the Consultant or the Company without the prior written consent of the other party. This Agreement will inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

7. Miscellaneous.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and will have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder will be in writing and will be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

Jeffrey W. Edwards

The Edwards Companies

495 South High Street, Suite 150

Columbus, Ohio 43215

If to the Company:

Installed Building Products, LLC

495 South High Street, Suite 50

Columbus, Ohio 43215

Attention: President

or to such other address as either party will have furnished to the other in writing in accordance herewith. Notice and communications will be effective when actually received by the addressee.

(c) The failure of the Consultant or the Company to insist upon strict compliance with any provision hereof will not be deemed to be a waiver of such provision or any other provision hereof.

(d) This Agreement and the other agreements referred to herein (including without limitation, the management agreements referred to in Section 3(a)) contain the entire understanding of the Company and the Consultant with respect to the subject matter hereof.

(e) This Agreement may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

INSTALLED BUILDING PRODUCTS, LLC

By:	/s/ Michael T. Miller

Michael T. Miller, Executive Vice President - Finance

/s/ Jeffrey W. Edwards
Jeffrey W. Edwards

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